Exhibit 99.1

FOR IMMEDIATE RELEASE

Kirk A. Waldron	Dan Matsui/Eugene Heller
Chief Financial Officer	Silverman Heller Associates
(805) 532-2800 ext. 111	(310) 208-2550

SMTEK INTERNATIONAL, INC. REPORTS

RECORD FISCAL 2004FOURTH-QUARTER, YEAR-END RESULTS

From Strong Revenue Growth; Quarterly Profits Continue

Moorpark, Calif.—August 9, 2004—SMTEK International, Inc. (Nasdaq: SMTI) reported record financial results for fiscal 2004 fourth-quarter and year ended June 30, 2004, due to strong revenue growth and continuing consecutive quarterly profitability.

Fourth-quarter 2004 revenues reached $29.9 million, compared to $20.2 million for the fourth quarter last year, a 48% increase. Net income for the quarter was $1.24 million, or 42 cents per diluted share on 2,910,000 average shares outstanding, compared to $1.18 million, or 52 cents per diluted share on 2,284,000 average shares outstanding, for the fourth-quarter last fiscal year. Prior year’s fourth quarter results included gain on extinguishment of debt of $336,000 and gain on sale of discontinued operations of $106,000.

Fourth-quarter 2004 gross margins improved to 14.0% from 13.1% for the fourth quarter last year, and operating expenses fell to 8.5% of revenue from 9.2%.  Operating income for the quarter increased to $1.6 million, or 5.5% of revenues, compared to $783,000, or 3.9% of revenues, in the prior fiscal year fourth quarter.

For fiscal year 2004, revenues climbed 32% to $93.3 million from $70.7 million for fiscal 2003. Net income for fiscal year 2004 grew to $2.95 million, or $1.07 per diluted share on 2,764,000 average shares outstanding, compared to a net loss of $4.62 million, or $2.02 per diluted share on 2,284,000 average shares outstanding, last fiscal year.

Gross margins for fiscal 2004 increased to 12.3%, compared to 9.9% for fiscal 2003 and operating expenses, as a percentage of revenues, declined to 9.1% from 13.8% for the same periods. Operating income for fiscal 2004 was $3.0 million versus an operating loss of $2.8 million for last fiscal year.

Edward Smith, SMTEK president and chief executive, commented: “We are very pleased with results for the quarter and the year’s record revenues and profit.  I believe it is a strong indicator of our continued effort in successfully implementing our strategic plan.  Revenues were higher in each quarter compared to last year and sequentially from quarter to quarter throughout the year and, by producing profits consistently in each period, we have now achieved five consecutive quarters of profitability.

“From a business perspective, the EMS market is strengthening, and customers are not only extending contracts with SMTEK but also placing other product lines under those longer agreements,” Smith continued. “We are also realizing higher margins from cost control and improving operational efficiencies, and we reached full-production run rates on previously announced contracts, which also contributed to stronger margins. We expect to see continuing improvement through the coming fiscal year, given these trends and ongoing implementation of management’s cost control strategy.

“Production of medical devices in our overseas facility in Thailand is steadily increasing due to strong demand for high-quality ISO 13485-certified manufacturing,” Smith continued. “We have experienced no down time since expansion activities began and have actually been seeing higher margins, primarily from lower labor costs. We plan to bring the additional capacity on stream in fiscal second quarter and therefore expect revenue growth and margin improvement to continue at this facility.

“And, from a financial perspective, we are in a solid position to sustain fourth-quarter’s revenue and earnings momentum into the new fiscal year,” added Smith. “Bookings have held a steady pace, cash conversion has shortened to 37 days, working capital has risen to $10.1 million from $8.3 million last quarter and $5.7 million a year ago, and the new credit facility will allow us flexibility to restructure debt and thereby reduce  interest expense in subsequent quarters.”

SMTEK management will hold a teleconference to review these results and discuss management’s strategic outlook.  The teleconference is scheduled to begin at 8 a.m. PDT (11 a.m. EDT) on August 9.  To participate in the teleconference, call toll-free 877-523-2171 (or 706-634-1478 for international callers) approximately 10 minutes prior to the scheduled start. The teleconference will also be broadcast live via the Internet at www.smtek.com or www.FullDisclosure.com. These web sites will host an archive of the call.  A telephone replay of the call will also be available for 48 hours beginning at 11 a.m. PDT on August 9.  To access the replay, dial 800-642-1687 (or 706-645-9291 for international callers) and provide Conference ID 9289603.

About SMTEK International, Inc.

SMTEK is an electronics manufacturing services (EMS) provider serving original equipment manufacturers (OEMs) in the medical, industrial instrumentation, telecommunications, security, financial services automation, aerospace and defense industries, including integrated solutions across the entire product life cycle, from design to manufacturing to end-of-life services, for the worldwide high-criticality, high-reliability, high-complexity segment of the EMS industry. The Company’s four facilities are located in Moorpark and Santa Clara, Calif.; Marlborough, Mass.; and the Ayuttya Province in Thailand.

This press release contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made in reliance upon the protections provided by such acts for forward-looking statements. These forward-looking statements (such as when we describe what “will,” “may” or “should” occur, what we “plan,” “intend,” “estimate,” “believe,” “expect” or “anticipate” will occur, and other similar statements) include, but are not limited to, statements regarding EMS market conditions, contract acquisitions and extensions, contract duration, margins, costs and efficiencies, continuing improvement of operations, profitability, business strategy, timing of added capacity, revenue growth, sales and earnings momentum, debt restructuring, interest expenses, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. We make certain assumptions when making forward-looking statements, any of which could prove inaccurate, including, but not limited to, statements about our future operating results and business plans.  The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events, and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those expressed or implied in our forward-looking statements: business conditions and growth in our customers’ industries, the EMS industry and the general economy, variability of operating results, our dependence on a limited number of major customers, the potential consolidation of our customer base, availability of components, dependence on certain industries, seasonality, variability of customer requirements, our ability to successfully negotiate definitive agreements and consummate acquisitions, and to integrate operations following consummation of acquisitions, our ability to take advantage of our restructuring to improve utilization and realize savings, other economic, business and competitive factors affecting our customers, our industry and business generally and other factors that we may not have currently identified or quantified.  Readers are referred to the documents filed by SMTEK International, Inc. with the SEC, including our most recent Reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time, for a more complete description of important risk factors, factors that may affect our results and other information with respect to risks and uncertainties relating to the materials in this press release, as well as to other aspects of our business and financial condition.

All forward-looking statements included in this press release are made only as of the date hereof, and we do not intend to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of.  You should read this document and the documents, if any, that we reference herein completely and with the understanding that our actual future results may be materially different from what we expect.  We may not update these forward-looking statements, even if our situation changes in the future. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.